UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

ORYON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4251 Kellway Circle, Addison, Texas 75001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 267-1321
N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

8-K

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On February 9, 2015 Oryon Technologies, Inc. (the “Company”) received notice from Myant Capital Partners, Inc. and Tony Chahine (collectively, the “Myant Payees”) and M. Richard Marcus, MRM Acquisitions, LLC, and Oryon Capital, LLC (collectively, the “Marcus Payees,” and together with the Myant Payees, “Payees”) stating that the Company is in default under the Secured Promissory Note dated November 7, 2014 in the original principal amount of $1,100,000 executed by the Company and payable to Payees (the “Note”), due to the Company’s failure to timely pay an initial payment to the Myant Payees in the amount of $250,000 and an initial payment to the Marcus Payees in the amount of $250,000, and that the Company’s failure to make these payments resulted in an Event of Default, as defined in the Note.

Based on the occurrence of the Event of Default, Payees have declared the entire principal balance, together with all accrued but unpaid interest thereon, to be immediately due and payable. Payees also demand all out-of-pocket expenses of Payees, including reasonable fees and disbursements of counsel of Payees, in connection with enforcement of the Note.

On March 10, 2015 the Company received from Payees a Notice of Disposition of Collateral (the “Notice”) Pledged under Intellectual Property Security Agreement dated November 7, 2014 (the “Security Agreement”) stating that Payees will sell the collateral pledged under the Security Agreement to the highest and best qualified bidder in a public sale to be held on April 10, 2015 (the “Sale Date”).

The Company has no funds to pay off the Note (principal, interest plus collection expenses incurred to date by counsel for Payees) or to continue to operate. The Company is currently engaged in efforts to raise sufficient capital to pay the obligations to Payees in full on or before the Sale Date and to provide for working capital. To date, such efforts have been unsuccessful. If the Company fails to raise sufficient funds to pay its obligations to Payees and to provide for working capital, Payees will sell the collateral, apply the proceeds against the Note, and the Company will go out of business. The Company is also subject to a temporary injunction which prohibits the Company from taking any action with respect to the collateral, including selling or leasing it in order to raise necessary funds to remain in business.

Disclaimer

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions and (ii) other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2015	ORYON TECHNOLOGIES, INC.

	By:	/s/ George Hatzimihail
George Hatzimihail, Director

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